EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT

Praxis  Pharmaceuticals,  Inc., a Nevada company.

Praxis Pharmaceuticals Australia Pty. Ltd., an Austalian company.

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                                   EXHIBIT 27

                             FINANCIAL DATA SCHEDULE


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